Exhibit 99.1

Platinum Underwriters

Holdings, Ltd.

  IMPORTANT SPECIAL GENERAL MEETING INFORMATION

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 PM, Eastern Time, on XXXXXX XX, 20XX.

Vote by Internet
•Go to www.envisionreports.com/PTP
•Or scan the QR code with your smartphone
•Follow the steps outlined on the secure website

Vote by telephone
•Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

•Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Special General Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2, 3 and 4.

	For	Against	Abstain	+
1. To approve the amendment to the bye-laws of Platinum disclosed in Annex B to the proxy statement.	☐	☐	☐

2. To approve and adopt the merger agreement, the statutory merger agreement and the merger.	☐	☐	☐

3. To approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to the executive officers of Platinum in connection with the merger.	☐	☐	☐

4. To approve an adjournment of the special general meeting, if necessary or appropriate, to solicit additional proxies from Platinum shareholders if there are insufficient votes to approve the aforementioned proposals.

	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance Mark the box to the right if you plan to attend the Special General Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

1 U P X	+

                                           00000E

Important Notice Regarding the Availability of Proxy Materials for the Platinum Underwriters Holdings, Ltd.

Special General Meeting of Shareholders to be Held on [X].

The proxy statement and proxy are available at www.envisionreports.com/PTP.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Platinum Underwriters Holdings, Ltd.

Waterloo House

100 Pitts Bay Road

Pembroke HM 08, Bermuda

PRELIMINARY PROXY – SUBJECT TO COMPLETION

Dated December 19, 2014

This proxy is solicited on behalf of the Board of Directors of Platinum Underwriters Holdings, Ltd. (“Platinum”) and will be voted FOR Proposals 1, 2, 3 and 4 if no instructions to the contrary are indicated.

The undersigned hereby appoints DAN R. CARMICHAEL, MICHAEL D. PRICE and MICHAEL E. LOMBARDOZZI, jointly and severally, proxies, with the power of substitution and with the authority in each to act in the absence of the other, to vote all shares the undersigned is entitled to vote at the Special General Meeting of Shareholders on [X] or postponements or adjournments thereof on all matters that may properly come before the meeting, and particularly to vote as hereinafter indicated. The undersigned hereby acknowledges receipt of the Notice of Special General Meeting of Shareholders and Proxy Statement dated [X].

IMPORTANT - This proxy must be signed and dated on the reverse side.